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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Form 8-K of our report dated March 8, 1996, on our audit of the financial statements of Cary Suites, Inc. as of December 31, 1995, and for the year ended December 31, 1995, appearing in the Rule 424(b) Prospectus filed as part of the registration statement on Form S-3 (File No. 333-3986) of Winston Hotels, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                                       /s/ Coopers & Lybrand LLP


Raleigh, North Carolina
July 23, 1996